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                                                           Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Wickes Inc. on Form S-8 (File Nos. 33-85380, 33-88010 and 33-90240) of our report dated February 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Wickes Inc. and Subsidiaries as of December 27, 1997, December 28, 1996, and for the years ended
December 27, 1997, December 28, 1996 and December 30, 1995, which report is included in this Annual Report on Form 10-K.






                                   /s/ Coopers & Lybrand L.L.P.
                                   -------------------------
                                   Coopers & Lybrand  L.L.P.

Chicago, Illinois
March 23, 1998